Exhibit 10.1

AMENDMENT NO. 3 TO
LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 3 dated as of January 19, 2007 to LOAN AND SECURITY AGREEMENT among SILICON VALLEY BANK (“Bank”), 3D SYSTEMS CORPORATION, a Delaware corporation (the “Company”), and its Subsidiary, 3D SYSTEMS, INC., a California corporation (“3D California;” the Company and 3D California being herein individually referred to as a “Borrower” and collectively referred to herein, jointly and severally, as the “Borrowers”), joined in for the purposes of Section 13 of this Amendment by (i) 3D HOLDINGS LLC, a Delaware limited liability company, (ii) 3D SYSTEMS ASIA PACIFIC LIMITED, a California corporation, and (iii) 3D CAPITAL CORPORATION, a California corporation (each individually being herein individually referred to as a “Guarantor” and collectively referred to herein, jointly and severally, as the “Guarantors”).

WITNESSETH:

WHEREAS, the Bank and the Borrowers are parties to a Loan and Security Agreement dated as of June 30, 2004 ( as amended by Amendment No. 1 and Amendment No. 2 and as it may be further amended, supplemented, or otherwise modified, the “Credit Agreement”), and the other Loan Documents provided for in the Credit Agreement;

WHEREAS, the parties desire to amend certain provisions of the Credit Agreement as set forth in this Amendment;

WHEREAS, the Guarantors have guaranteed the Obligations of the Borrowers pursuant to the Guaranties; and

WHEREAS, terms used herein in capitalized form that are not defined herein are used herein as defined in the Credit Agreement;

NOW, THEREFORE, the parties agree as follows:

Section 1.               Effective Date.  The amendments to the Credit Agreement set forth herein shall be effective as of January 12, 2007 (the “Third Amendment Effective Date”).

Section 2.               Revolving Advances.  Section 2.1 of the Credit Agreement is hereby amended as of the Third Amendment Effective Date to read as follows:

2.1.1        Revolving Advances.

(a)           Bank will make Advances not exceeding the Committed Revolving Line, minus an amount equal to the outstanding Revolving Obligations.

(b)           Notwithstanding clause (a) above, from the Third Amendment Effective Date until the Covenant Threshold Date, during a Threshold Period, Bank will make Advances in an amount not to exceed the lesser of (A) the Committed Revolving Line minus an amount equal to all outstanding Revolving

Obligations or (B) the Borrowing Base minus an amount equal to all outstanding Revolving Obligations.

(c)           Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

(d)           The Company shall request Advances pursuant to the terms of Exhibit A-1.

(e)           The Committed Revolving Line terminates on the Revolving Maturity Date, when all outstanding Advances are immediately payable.

(f)            During a Threshold Period all outstanding Advances shall be made pursuant to clause (b) above and all outstanding Advances shall be subject to Borrowing Base availability as set forth in clause (b) above. Prior to the Covenant Threshold Date, if Borrowers are not within a Threshold Period all outstanding Advances shall be made pursuant to clause (a) above.  On the Covenant Threshold Date all Advances shall be made pursuant to clause (a) above and clause (b) shall be of no further force or effect.

Section 3.               Overadvances.  Section 2.2 of the Credit Agreement is hereby amended as of the Third Amendment Effective Date to read as follows:

(a)           If, prior to the Covenant Threshold Date, during a Threshold Period and Borrowers’ Revolving Obligations at any time exceed the lesser of the Committed Revolving Line or the Borrowing Base or exceed the sublimits set forth in Sections 2.1.2 and 2.1.3, Borrowers must immediately pay Bank the lesser of: (i) such excess or (ii) an amount sufficient to reduce the Revolving Obligations to an amount less than or equal to the Threshold Amount. In the case that the sublimits set forth in Sections 2.1.2 and 2.1.3 are exceeded, the Borrowers may, at their option, cash collateralize (instead of repaying) such excess to the extent necessary to reduce the Revolving Obligations to an amount equal to the greater of: (i) an amount less than or equal to the Threshold Amount or (ii) the lesser of: (y) the Committed Revolving Line or (z) the Borrowing Base; and

(b)           Other than during a Threshold Period or if the Covenant Threshold Date has passed and Revolving Obligations exceed the Committed Revolving Line or exceed the sublimits set forth in Sections 2.1.2 and 2.1.3, Borrowers must immediately pay Bank the excess or, in the case that the sublimits set forth in Sections 2.1.2 and 2.1.3 are exceeded, the Borrowers shall cash collateralize such excess.

Section 4.               Accounts Receivable and Accounts Payable.  Section 6.2 of the Credit Agreement is hereby amended as of the Third Amendment Effective Date by adding the following subsection (d) immediately after subsection (c):

(d) at all times prior to the Covenant Threshold Date, as soon as available but in any event within 30 days after the last day of each month, accounts receivable aging and accounts payable aging for such month, in form and substance satisfactory to Bank.

Section 5.               Adjusted Quick Ratio.  Section 6.8 (i) of the Credit Agreement is hereby amended as of the Third Amendment Effective Date to read as follows:

“Quick Ratio (Adjusted).  (a) as of December 31, 2006, a ratio of Quick Assets to Adjusted Current Liabilities of at least 0.80 to 1.00,  (b) as of March 31, 2007, a ratio of Quick Assets to Adjusted Current Liabilities of at least 0.95 to 1.00, and (c) as of June 30, 2007, and as of the last day of each calendar quarter thereafter, a ratio of Quick Assets to Adjusted Current Liabilities of at least 1.00 to 1.00.

Section 6.               Minimum EBITDA Covenant.  Section 6.8 (iii) of the Credit Agreement is hereby amended as of the Third Amendment Effective Date to read as follows:

“(iii)        Minimum EBITDA Covenant.  EBITDA of not less than (w) $3,000,000 for the calendar quarter ending December 31, 2006, (x) $1,000,000 for the calendar quarter ending March 31, 2007, (y) $2,500,000 for the calendar quarter ending June 30, 2007, and (z) $15,000,000 for each Test Period ending on and after September 30, 2007.”

Section 7.               Section 13.1 Amendment to Definitions.  the following definitions in Section 13.1 of the Credit Agreement are hereby amended as of the Third Amendment Effective Date to read as follows:

“Committed Revolving Line” means, without duplication, either: (i) other than during a Threshold Period, Bank’s commitment to lend up to the Threshold Amount or (ii) solely during a Threshold Period, Bank’s commitment to lend up to $15,000,000, provided, however that if Borrowers achieve the Covenant Threshold, then on the Covenant Threshold Date and thereafter, “Committed Revolving Line” shall mean Bank’s Commitment to lend up to $15,000,000.

Section 8.               Section 13.1 New Definitions.  the following definitions are hereby added to Section 13.1 of the Credit Agreement as of the Third Amendment Effective Date in the appropriate alphabetical order:

“Borrowing Base” is as determined by Bank in its reasonable discretion: (i) 70% of the amount of Borrowers’ domestic accounts receivable plus (ii) 30% of the amount of Borrowers’ foreign accounts receivable, in each case as reasonably determined by Bank based on the most recent accounts receivable aging prepared by the Company and delivered to Bank pursuant to Section 6.2.

“Covenant Threshold” means the satisfaction by the Borrowers of each the following covenants:

(i)            Quick Ratio (Adjusted).  As of the last day of any calendar quarter, a ratio of Quick Assets to Adjusted Current Liabilities of at least 1.00 to 1.00;

(ii)           Adjusted Total Liabilities/Tangible Net Worth Ratio.  As of the last day of any calendar quarter, a ratio of (y) Total Liabilities less Subordinated Debt to (z) Tangible Net Worth, of not more than 2.00 to 1.00; and

(iii)          Minimum EBITDA Covenant.  As of the end of any calendar quarter EBITDA for the most recent Test Period of not less than $15,000,000.

“Covenant Threshold Date” means the date to be determined by Bank that is within two weeks after the date Borrowers delivered the financial statements in accordance with Section 6.2 and in accordance with such financial statements, Bank determines that Borrowers have achieved the Covenant Threshold.

 “Revolving Obligations” means, as of any date of determination, the sum of: (i) outstanding Advances; plus (ii) the amounts reserved against the Borrowing Base or the Committed Revolving Line, as applicable, for the following: (y) FX Reserve, plus (z) outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit).

“Threshold Amount” means $10,000,000.

“Threshold Period”  means at any time prior to the Covenant Threshold Date, a period of time commencing with the date on which outstanding Revolving Obligations exceed the Threshold Amount or would exceed the Threshold Amount after giving effect to any Advance requested by Borrowers and ending on the first Business Day immediately following the date on which outstanding Revolving Obligations are reduced to less than or equal to the Threshold Amount.

Section 9.               Exhibit A-1 Amendments to Definitions.  The following definitions in Exhibit A-1 of the Credit Agreement are hereby amended as of the Third Amendment Effective Date to read as follows:

“Interest Rate” shall mean:  (a) with respect to Advances that are Prime Rate Loans, a rate per annum equal to the Prime Rate plus the Prime Rate Margin and (b)  with respect to Advances that are LIBOR Rate Loans, a rate per annum equal to the LIBOR Rate (based on the LIBOR Rate applicable for the Interest Period selected by the Borrower) plus the LIBOR Rate Margin.

“LIBOR Rate Margin” means: (a) with respect to outstanding Advances of $10,000,000 or less, in the aggregate, 275 basis points (2.75%) and (b) with respect to outstanding Advances in excess of $10,000,000 in the aggregate (but only with respect to the portion of the outstanding Advances that exceed $10,000,000), 325 basis points (3.25%), provided however that if Borrowers achieve the Covenant Threshold, then as of the Covenant Threshold Date and thereafter, the LIBOR Rate Margin shall be 225 basis points (2.25%) with respect to all Advances.

“Prime Rate Margin” means: (a) with respect to outstanding Advances of $10,000,000 or less, 50 basis points (0.50%) and (b) with respect to outstanding Advances in excess of $10,000,000 in the aggregate (but only with respect to the portion of the outstanding Advances that exceed $10,000,000), 100 basis points (1.00%), provided however that if Borrowers achieve the Covenant Threshold, then as of the Covenant Threshold Date and thereafter, the Prime Rate Margin shall be 0 basis points (0.00%) with respect to all Advances.

Section 10.             Chief Executive Office Address.  Schedule 6.6(b) to the Credit Agreement is hereby amended to reflect the following address as the Borrowers’ chief executive office:

333 Three D Systems Circle

Rock Hill, SC 29730 USA

Section 11.             Waiver.

(i)            Bank hereby waives: (A) solely with respect to the fiscal quarter ending September 30, 2006, the following Events of Default arising under Section 8.2 as a result of Borrowers’ violation of: (w) Section 6.8 (i) (failure to comply with the Quick Ratio (Adjusted) covenant), (x) Section 6.8(iii) (failure to comply with the EBITDA covenant), (y) Section 6.2(a)  (failure to deliver financial statements), and (z) Section 6.2(b) (failure to deliver the Compliance Certificate) and (B) solely with respect to the fiscal quarter ending December 31, 2005, the Event of Default arising under Section 8.2 as a result of Borrowers’ violation of Section 6.8(iii) (collectively, the “Waived Defaults”).

(ii)           The waiver in this Section 11 shall become effective only in accordance with Section 15 hereof and then only in this specific instance and for the specific purposes set forth herein.

Section 12.             Representations and Warranties of the Borrowers.  The Borrowers represent and warrant that the representations and warranties set forth in Section 5 of the Credit Agreement are true and correct in all material respects as of the Third Amendment Effective Date.

Section 13.             Consent of the Guarantors.  Each of the undersigned Guarantors has executed an Unconditional Guaranty (each a “Guaranty”) in favor of Bank respecting the obligations of each Borrower owing to Bank.  The Guarantors hereby consent to the amendments to the Credit Agreement set forth in this Amendment and each Guarantor agrees that nothing in its Guaranty obligates Bank to notify it of any changes in the financial accommodations made available to the Borrowers and no requirements to so notify it in the future shall be implied by the execution of this Amendment.

Section 14.             Effect on the Loan Documents.  Except to the extent that the provisions of the Credit Agreement are expressly amended by the terms and conditions of this Amendment, the covenants, terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms.

Section 15.             Effectiveness.  The effectiveness of this Amendment is subject to each of the following:

(a)           receipt by Bank of fully executed copies of this Amendment signed by the Borrowers and the Bank; and

(b)           receipt by Bank of an amendment fee in the amount of $15,000.

Section 16.             Conditions Subsequent.  Borrowers shall deliver to Bank on or before January 31, 2007 the quarterly financial statement required under Section 6.2(a) for the fiscal quarter ending September 30, 2006 and the Compliance Certificate with respect to the fiscal quarter ending September 30, 2006 as required pursuant to Section 6.2(b).  Failure by Borrowers to fulfill the foregoing conditions subsequent shall constitute an Event of Default under the Credit Agreement.

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IN WITNESS WHEREOF, the parties have executed this Amendment pursuant to due authorization as of the date first set forth above.

BORROWERS:

3D SYSTEMS CORPORATION

By	/s/ Fred R. Jones
	Name:	Fred R. Jones
	Title:	Vice President and CFO

3D SYSTEMS, INC.

By	/s/ Fred R. Jones
	Name:	Fred R. Jones
	Title:	Vice President and CFO

GUARANTORS:

3D HOLDINGS LLC

By		/s/ Fred R. Jones
	Name:	Fred R. Jones
	Title:	Vice President and CFO

3D SYSTEMS ASIA PACIFIC LIMITED

By		/s/ Fred R. Jones
	Name:	Fred R. Jones
	Title:	Vice President and CFO

3D CAPITAL CORPORATION

By		/s/ Fred R. Jones
	Name:	Fred R. Jones
	Title:	Vice President and CFO

Amendment No 3 to Loan and Security Agreement

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BANK:

SILICON VALLEY BANK

By	/s/ Jack Garza
	Name:	Jack Garza
	Title:	Relationship Manager

Amendment No 3 to Loan and Security Agreement

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